SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2018

SYNTHETIC BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, MD 20850

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (301) 417-4364

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 2, 2018, Synthetic Biologics, Inc. (the “Company”) received notification (the “Deficiency Letter”) from the NYSE American LLC (the “NYSE American”) that it was not in compliance with certain NYSE American continued listing standards relating to stockholders’ equity as of December 31, 2017. Specifically, the Deficiency Letter stated that the Company is not in compliance with Section 1003(a)(1) (requiring stockholders’ equity of $2.0 million or more if it has reported losses from continuing operations and/or net losses in two its three most recent fiscal years), Section 1003(a)(ii) (requiring stockholders’ equity of $4.0 million or more if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years); and Section 1003(a)(iii) (requiring stockholders’ equity of $6.0 million or more if it has reported losses from continuing operations and/or net losses in its five most recent fiscal years). The Deficiency Letter noted that the Company had a stockholders’ equity deficit of $(1,500,000) as of December 31, 2017, and has reported net losses in its five most recent fiscal years. The Company is required to submit a plan to the NYSE American by April 3, 2018 advising of actions it has taken or will take to regain compliance with the continued listing standards by September 2, 2019. The Company intends to submit a plan by the April 3, 2018 deadline. If the Company fails to submit a plan, or if the Company’s plan is not accepted or if the Company fails to regain compliance by the deadline, the NYSE American may commence delisting procedures.

The Company’s common stock will continue to be listed on the NYSE American while it attempts to regain compliance with the listing standards noted, subject to the Company’s compliance with other continued listing requirements. The Company’s common stock will continue to trade under the symbol “SYN,” but will have an added designation of “.BC” to indicate that the Company is not in compliance with the NYSE American’s listing standards. The NYSE American notification does not affect the Company’s business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of the Company’s material agreements.

The Company issued a press release on March 7, 2018, announcing that it had received the notice of noncompliance. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press release issued by Synthetic Biologics, Inc. dated March 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2018	SYNTHETIC BIOLOGICS, INC.

	By:	/s/ Steven A. Shallcross
Name: Steven A. Shallcross
Title: Interim Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Synthetic Biologics, Inc. dated March 7, 2018